                                                                    EXHIBIT 99.1


                              CELLPRO, INCORPORATED
                                 BALANCE SHEETS
                     DECEMBER 31, 1998 AND NOVEMBER 30, 1998
                                    UNAUDITED


                                                DEC 31, 1998      NOV 30, 1998
                                                ------------       ------------
CURRENT ASSETS:
  Cash and Cash Equivalents                       11,873,112         10,046,487
  Accounts Receivable - Trade                        668,266            989,399
  Accounts Receivable - Other                         25,152             48,760
  Inventories                                                         5,955,170
  Prepaids and Other                                 704,556          1,149,914
  Intercompany Receivable                            434,304            451,177
                                                ------------       ------------
        Total Current Assets                      13,705,390         18,640,907
                                                ------------       ------------

PROPERTY AND EQUIPMENT:
  Property and Equipment                           5,300,000         22,163,435
  Less: Accumulated Depreciation                                    (14,002,692)
                                                ------------       ------------

       Property & Equipment, Net                   5,300,000          8,160,743
                                                ------------       ------------

OTHER ASSETS:
  Restricted Cash                                                     1,617,001
  Investments in Subsidiaries                      2,400,093          2,400,093
                                                ------------       ------------
       Total Other Assets                          2,400,093          4,017,094
                                                ------------       ------------
  TOTAL ASSETS                                    21,405,483         30,818,744
                                                ============       ============

CURRENT LIABILITIES:
  Prepetition Debt                                12,161,109         12,134,084
POST PETITION LIABILITIES:
  Accounts Payable                                    22,153             16,635
  Accrued Liabilities                                908,796          2,241,745
                                                  ----------         ----------
       Total Current Liabilities                  13,092,058         14,392,464
                                                  ----------         ----------

STOCKHOLDERS' EQUITY:
  Common Stock                                        14,634             14,634
  Additional Paid-In Capital                     169,908,483        169,908,483
  Accumulated Deficit                           (161,609,692)      (153,496,837)
                                                   ---------         ----------
       Total Stockholders' Equity                  8,313,425         16,426,280
                                                   ---------         ----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          21,405,483         30,818,744
                                                ============        ===========


See accompanying notes to financial information.

                               CellPro, Incorporated
                            Statements of Operations
              MONTHS ENDED DECEMBER 31, 1998 AND NOVEMBER 30, 1998
                                    UNAUDITED



                                                 Dec 31, 1998       Nov 30, 1998
                                                 ------------       ------------
Net Sales                                          1,972,832          1,589,374
Cost of Sales                                       (830,763)          (594,012)
Intercompany Cost of Sales                                               58,986
Royalty Costs                                        (92,294)           (76,502)
                                                  ----------         ----------
Gross Profit - Product                             1,049,775            977,846
                                                  ----------         ----------
Revenue - Contract                                                       17,120
Selling, General & Administrative                   (829,010)          (477,391)
                                                  ----------         ----------
Income from operations                               220,765            517,575
                                                  ----------         ----------

Other Income (Expense):
  Interest Expense                                                         (500)
  Interest Income                                     78,254             36,184
  Other, net                                      (8,411,876)            42,908
                                                  ----------         ----------
                                                  (8,333,622)            78,592
                                                  ----------         ----------

Net Income (Loss)                                 (8,112,857)           596,167
                                                  ==========         ==========

See accompanying notes to financial information.

NOTES TO FINANCIAL INFORMATION


1. REORGANIZATION AND BASIS OF PRESENTATION - The accompanying financial statements are unaudited and do not comply with generally accepted accounting principles. The accompanying financial statements do not include all adjustments to the carrying values of assets and liabilities which may result from their ultimate liquidation. Additionally, significant estimates were used in the preparation of the financial statements and actual results may vary significantly from these estimates. Operating results for the periods presented are not indicative of the results that may be expected for future periods.

    On October 28, 1998, (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Western District of Washington, Seattle Division. Management expects to file a liquidating plan of reorganization in due course.

    Since the Petition Date the Company has continued in possession of its properties and, as Debtor-in-Possession, is authorized to operate and manage its businesses and enter into all transactions (including obtaining services, inventories and supplies) that it could have entered into in the ordinary course of business without approval of the Bankruptcy Court.

2. PRINCIPLES OF CONSOLIDATION - The financial statements include the accounts of CellPro, Incorporated (the "Company") but do not include the accounts of its wholly owned foreign subsidiaries. Accordingly, intercompany transactions and balances have not been eliminated.

3. RESTRICTED CASH EQUIVALENTS - Restricted cash equivalents at November 30, 1998 consisted of a deposit in an escrow account related to a partial stay of the international provisions of an injunction. On December 16, 1998 the escrow balance was released to the Company and is reflected in Cash and Cash Equivalents at December 31, 1998.

4. TRADE RECEIVABLES - Trade receivables include amounts due from domestic and international customers. The ultimate amount of bad debts cannot be accurately estimated at this time. In light of the Company's Chapter 11 proceedings, the ultimate amount of bad debts is likely to exceed the amount of established reserves.

5. INVENTORY - Inventory at November 30, 1998 was valued on a historical cost basis. The inventory items have nominal value if not used in CellPro's products. As a result of a decision by the United States Court of Appeals for the Federal Circuit (the "Appeals Court") the Company ceased manufacturing and sales operations in December 1998. All inventory on hand as of December 31, 1998 has been written-off and charged to other expense.

6. INTERCOMPANY RECEIVABLE - The intercompany receivable represents amounts due from the Company's European subsidiaries. The Company does not expect to collect any of this receivable.

7. PROPERTY AND EQUIPMENT - The balance in property and equipment at December 31, 1998 reflects the Company's current estimate of liquidation value. This is based on the proceeds received from the Company's landlord under a lease termination agreement, net proceeds from a public auction of certain assets and estimates of liquidation value of assets which remain to be sold. The difference between depreciated cost and estimated liquidation value has been charged to other expense. There can be no assurance that the remaining assets will yield the amount estimated.

8. INVESTMENT IN SUBSIDIARIES - Investment in subsidiaries reflects the amounts contributed to the Company's foreign subsidiaries. The Company does not expect any return of this investment.

9. ACCRUED LIABILITIES - Accrued liabilities at November 30, 1998 included $1,738,000 of billings in excess of product shipments related to the Distribution Agreement discussed below.

10. PATENT LITIGATION - On September 28, 1998, the Company entered into a Settlement Agreement with The Johns Hopkins University, Becton Dickinson and Company and Baxter Healthcare Corporation to settle and compromise all pending and potential disputes and differences between them related to the civil actions then pending in the United States District Court for the District of Delaware captioned Johns Hopkins University et.al. v. CellPro, Civil Action-No. 94-105-RRM, and CellPro v. The Johns Hopkins University et.al., Civil Action-No. 94-244-RRM. The Settlement Agreement provides, among other things, for payments by the Company aggregating approximately $15.7 million in exchange for the plaintiffs' settlement and compromise of all claims relating to this litigation. On October 5, 1998, in partial satisfaction of the Company's obligations under the Settlement Agreement, plaintiffs' drew down a $9.0 million bond issued in their favor by Insurance Company of North America and cash collateralized by the Company.

11. SECURITIES LITIGATION - A memorandum of understanding has been entered into in respect of the action entitled Oxford Systems, Inc. et.al. v. CellPro, Inc. et.al., Case No. 98-298Z, pending in the United States District Court for the Western District of Washington. Pursuant to such understanding, the parties to the litigation have agreed to execute a Stipulation of Settlement providing, among other things and subject to Bankruptcy Court approval, for an agreed cash payment to be made by the defendants' insurance carrier, and a non-cash payment to be made by the Company of $2.0 million worth of the common stock paid in consideration for the sale and transfer of the assets conveyed pursuant to the Asset Purchase Agreement more fully discussed below, but only in the event such sale and transfer is made in exchange for $3.0 million of stock paid by the purchaser.

    In addition, the parties to that certain action entitled Florida State Board of Administration v. CellPro, Inc., et.al., Case No. C98-968R, pending in the United States District Court for the Western District of Washington have agreed, subject to Bankruptcy Court approval, to fully and finally settle the above captioned litigation in exchange for a $175,000 payment from the Company.

12. DISTRIBUTION AGREEMENT - On October 28, 1998, the Company and Baxter Healthcare Corporation ("Baxter") executed and delivered a Distribution Agreement providing for the appointment of Baxter during the term of the Distribution Agreement as the exclusive worldwide distributor of disposable kits and antibody for use with the Company's CEPRATE(R) SC System. Pursuant to the Distribution Agreement, Baxter is obligated to purchase from the Company, and the Company is obligated to sell to Baxter, 800 disposable kits for use with the CEPRATE(R) System for a purchase price of $4,084.27 per kit. To the extent available, Baxter may also purchase from the Company additional vials of antibody for use with the CEPRATE(R) SC System for a purchase price of $945 per vial. Baxter had an option to purchase up to an additional 800 disposable kits (and additional antibody) on the same terms and conditions as the initial 800 kits (and additional antibody). Baxter has informed the Company that they do not wish to purchase additional disposable kits. Baxter has, however, ordered 175 additional vials of antibody.

    The Company completed its manufacturing responsibilities under the Distribution Agreement in December 1998. The Distribution Agreement also requires that CellPro satisfy, and use reasonable efforts to retain the employees reasonably necessary for fulfillment of, the Company's technical support and equipment service and regulatory reporting and compliance responsibilities until the earlier to occur of the date (i) that is one year from the closing of the sale of the assets subject to the Purchase Agreement or (ii) of final liquidation of substantially all the Company's assets.

13. ASSET PURCHASE AGREEMENT - On October 28, 1998 the Company entered into an Asset Purchase Agreement with Nexell Therapeutics, Inc. ("NTI") to sell, subject to overbid and approval of the Bankruptcy Court, all of its intellectual property and certain related tangible and intangible assets. In exchange, NTI will transfer to the Company shares of registered common stock of VIMRx Pharmaceuticals, Inc. with a value of $3.0 million. The number of shares to be issued at closing will be calculated based on the average of the closing prices for such stock on the 15 trading days ending three business days prior to closing the sale and transfer of such assets. For 180 days after such closing, the shares will be subject to certain trading restrictions limiting the number of shares that the

    Company may sell into the public market on any day. The Company intends to monetize certain of the shares, and to otherwise exchange certain of the shares in satisfaction of outstanding liabilities of the Company. The Asset Purchase Agreement was approved by the Bankruptcy Court on December 10, 1998, but has not yet closed.

14. LEASE TERMINATION AGREEMENT - On October 28, 1998 the Company entered into a Lease Termination Agreement with CarrAmerica Realty Corporation. Pursuant to such Lease Termination Agreement the Company agreed, subject to approval of the Bankruptcy Court, in exchange for a $4.0 million cash payment to the Company by CarrAmerica, to terminate its leasehold interests in its two U.S. facilities on agreed dates, and to surrender to CarrAmerica tenant improvements and certain equipment installed on such premises. The Lease Termination Agreement was approved by the Bankruptcy Court on December 16, 1998. The Company received $3,950,000 of the proceeds from the Lease Termination Agreement in January 1999. The remaining $50,000 is payable upon removal of any hazardous materials from the premises.

15. LIQUIDATION OF OTHER ASSETS - The Company is currently pursuing the sale of all of its furniture, equipment and other assets not subject to the Asset Purchase Agreement, the Lease Termination Agreement and which otherwise have not been sold as of December 31, 1998. The Company has ceased all international operations and is also in the process of liquidating the assets associated with such operations.


INVESTMENT CONSIDERATIONS

The Company desires to take advantage of certain provisions of the Private Securities Litigation Reform Act of 1995, enacted in December 1995 (the "Reform Act") that provided a "safe harbor" for forward-looking statements made by or on behalf of the Company. The Company hereby cautions stockholders, prospective investors in the Company and other readers that certain important factors in some cases have affected, and in the future could affect, the Company's stock price or cause the Company's actual results for the fiscal year ending March 31, 1999, to differ materially from those expressed in any forward-looking statements, oral or written, made by or on behalf of the Company. Stockholders, prospective investors and other readers should note that the Company intends to file a liquidating plan of reorganization in connection with its filing for protection under Chapter 11 of the Bankruptcy Code. This plan may have the effect of compromising creditor claims in the event liquidation proceeds are insufficient to pay creditors in full, which would likely result in a total loss of any shareholder investment. A more extensive discussion of investment considerations is set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1998 in the section titled "Investment Considerations." Particular attention should be given to the Investment Considerations labeled "Legal Proceedings," "Patents and Proprietary Technology," "Future Capital Needs; Potential Inability to Access Capital Markets; Possible Insolvency" and "Dependence on CEPRATE(R) SC System" in CellPro's annual report.